SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                January 11, 2001
                      -------------------------------------
                Date of Report (date of earliest event reported)




                               ABSOLUTEFUTURE.COM
                       -----------------------------------
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)



                                     NEVADA
                         ------------------------------
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)


                000-24199                           88-0306099
        (Commission File Number)         (IRS Employer Identification No.)


                               AbsoluteFuture.com
             10900 N.E. 8th Street, Suite 1414, Bellevue, WA. 98004
             -------------------------------------------------------
           (Address of principal executive offices including zip code)


                                 (425) 462-6210
         ---------------------------------------------------------------
              (Issuer's telephone number, including area code)

ITEM 5. OTHER EVENTS.

On January 11, 2001 the Company entered into a Common Stock Purchase Agreement ("Agreement"), a copy of which is attached in the Exhibits to this Form 8-K. Subject to the terms and conditions of the Agreement, the Company may sell and the investor shall be obligated to purchase up to an aggregate of $10,000,000 of the Company's common stock under a standby equity based facility. The Company also granted the investor three-year warrants to purchase 1,683,275 shares of the Company's common stock at an exercise price of $0.3267 per share in connection with this Agreement. In addition, the Company granted warrants to purchase a total of 1,000,000 shares of the Company's common stock at an exercise price of $0.25 per share to the placement agent for this transaction and its designees. Upon the initial draw after the registration statement becomes effective, the Company will grant warrants to purchase an additional 1,000,000 shares of common stock at an exercise price of $0.25 per share to the placement agent and its designees.

Under the Registration Rights Agreement executed in connection with the Agreement, the Company is obligated to prepare and file with the Securities and Exchange Commission a registration statement under the Securities Act so as to permit the public offering and resale of the securities contemplated to be issued pursuant to the Agreement.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits filed as a part of this report.

Exhibit No.     Description
-----------     -----------

   10.8         Common Stock Purchase Agreement
   10.9         Registration Rights Agreement
   99.1         Warrant issued to investor
   99.2         Form of warrant issued to placement agent



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

                                   SIGNATURES


     In accordance with Section 13 or 15(d) of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on January 25, 2001.



                                   AbsoluteFuture.Com



                                   By:  /s/ BRIAN ABEEL
                                        ---------------------------
                                            Brian Abeel
                                            Chief Financial Officer



Dated: January 25, 2001



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